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                                                                Exhibit 10.17


                           GENOVESE DRUG STORES, INC.

                 Employee's Nonqualified Stock Option Agreement


                                    RECITALS:

                  A. __________________ (the "Optionee") is an officer or key employee of Genovese Drug Stores, Inc. (the "Company").

                  B. The Optionee has been selected as a participant in the Company's 1984 Employee Stock Option and Stock Appreciation
Rights Plan (the "Plan").

                  C. The Compensation Committee of the Board of Directors of the Company (the "Committee") has authorized the execution of a stock option agreement in the form hereof as of June 16, 1997 (the "Date of Grant").

                  D. The option granted hereby is intended to be a nonqualified stock option and will not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986.

                  NOW, THEREFORE, pursuant to the Plan and subject to the terms and conditions thereof and to the terms and conditions herein set forth, the Company hereby grants to the Optionee a Nonqualified Option (the "Option") to purchase___________ Common Shares (the "Option Shares") at an exercise price equal to $19.38 per Option Share (the "Exercise Price").


I. Vesting of Option. (a) Unless terminated as hereinafter provided, the Option will become fully exercisable upon the fifth anniversary of the Date of Grant, provided that the Optionee remains in the continuous employ of the Company or an Affiliate until such date. For the purposes of this Agreement, the continuous employment of the Optionee with the Company or an Affiliate will not be deemed to have been interrupted, and the Optionee will not be deemed to have ceased to be an employee of the Company or an Affiliate, by reason of the transfer of his or her employment among the Company and its Affiliates or a leave of absence approved by the Board.

                           (b)      Notwithstanding the provisions of Section
1(a) hereof, if the Optionee's employment with the Company and all Affiliates terminates prior to the fifth anniversary of the

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Date of Grant by reason of his or her death, Disability or Retirement, the
Option will become fully exercisable.


                           (c)      Notwithstanding the provisions of Sections
1(a) and 1(b) hereof, if a Change in Control occurs while the Optionee is employed by the Company or an Affiliate and prior to the termination of the Option as provided in Section 2 hereof, the Option will thereupon become fully exercisable.

                           (d)      To the extent that the Option becomes
exercisable in accordance with the terms of this Section 1, it may be exercised in whole or in part from time to time thereafter.

                  1. Termination of Option. The Option will terminate automatically and without further action on the earliest of the following dates:

                           (a)      the date of the voluntary termination by the
Optionee of his or her employment with the Company or an Affiliate;

                           (b)      the date of the termination by the Company
or an Affiliate of the Optionee's employment for Cause;

                           (c)      six months after the termination of the
Optionee's employment with the Company and all Affiliates by reason of his or her Disability;

                           (d)      one year after the termination of the
Optionee's employment with the Company and all Affiliates by reason of his or her death;

                           (e)      two years after the termination of the
Optionee's employment with the Company and all Affiliates by reason of his or her Retirement;

                           (f)      30 days after the termination by the Company
and all Affiliates of the Optionee's employment therewith for any reason other than Cause or Disability; or

                           (g)      ten years after the Date of Grant, if the
Optionee remains in the continuous employ of the Company or an Affiliate during that ten-year period.

                  2. Payment of Exercise Price. The Exercise Price applicable to an Option Share may be paid (a) in cash or check or other cash equivalent acceptable to the Company, (b) by actual or constructive transfer to the Company of nonforfeitable, nonrestricted Common Shares, or (c) by any combination of the foregoing methods of payment. Nonforfeitable, nonrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Exercise Price applicable to an Option

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Share will be valued on the basis of their fair market value as determined by the Committee from time to time. The requirement of payment in cash will be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a broker that is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of the Option Shares that are being purchased pursuant to the exercise so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Exercise Price and pursuant to which the broker undertakes to deliver to the Company the amount of the aggregate Exercise Price not later than the date on which the sale transaction will settle in the ordinary course of business.

                  3. Compliance with Law. The Company will make reasonable efforts to comply with all applicable securities laws; provided, however, that notwithstanding any other provision of this agreement, the Option will not be exercisable if the exercise thereof would result in a violation of any such law.

                  4. Right to Terminate Employment and Adjust Compensation. No provision of this agreement will limit in any way whatsoever any right that the Company or an Affiliate may otherwise have to terminate the employment or adjust the compensation of the Optionee at any time.

                  5. Relation to Other Benefits. Any economic or other benefit to the Optionee under this agreement or the Plan will not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or an Affiliate and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or an Affiliate.

                  6. The Plan. The Option evidenced hereby will be subject to the provisions of the Plan, including without limitation the provisions thereof relating to the transferability and exercisability of Option Rights (including the Option), adjustments and withholding taxes, as the Plan may from time to time be amended, provided, however, that, following a Change in Control, no such amendment adversely affects the rights of the Optionee hereunder without the Optionee's written consent thereto.

                  7. Severability. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

                  8. Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of
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New York, without giving effect to the principle of conflict of laws of such
State.

                  9. Certain Definitions. (a) "Affiliate" means a corporation, partnership, joint venture, unincorporated association or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

                           (b)      "Cause" means any act or omission by the
Optionee that is materially inimicable to the business or reputation of the Company or any Affiliate, as determined in good faith by a majority of the Board of Directors of the Company after giving the Optionee notice of its intent to make such a determination and an opportunity to be heard.

                           (c)      "Change in Control" means the occurrence
during the term of this Option of any of the following events:

                               (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors ("Voting Stock") of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

                               (ii) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

                              (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding Voting Stock of the Company;

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                               (iv) The Company files a report or proxy
         statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

                               (v) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each Director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

         Notwithstanding the foregoing provisions of Section 10(c)(iii) or 10(c)(iv), unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of Section 10(c)(iii) or 10(c)(iv) solely because
         (A) the Company, (B) an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock (a "Subsidiary"), or (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

                           (d)      "Disability" means total and permanent
disability as determined for purposes of any long-term disability plan that is maintained by the Company or an Affiliate and that is in effect for, or applicable to, the Optionee.

                           (e)      "Retirement" means termination of employment
with the Company and all Affiliates (i) after the attainment of at least age 55 and the completion of at least 15 calendar years of employment with the Company and all Affiliates, or (ii) at such other age or under such other circumstances as the Committee may determine in its sole and absolute discretion.

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                  This Agreement is executed by the Company on this 16th day of
June, 1997, effective as of the Date of Grant.

                                     GENOVESE DRUG STORES, INC.


                                     By
                                        ------------------------------------
                                        Leonard Genovese,
                                        President

                  The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option granted hereunder, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.



                                     ---------------------------------------
                                                     Optionee

                                     Date:
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